FEBRUARY 27, 2025 FOURTH-QUARTER 2024 FINANCIAL RESULTS Exhibit 99.3

1Edison International | Fourth-Quarter 2024 Earnings Call Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), and costs incurred to mitigate the risk of utility equipment causing future wildfires; • the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel; • risks associated with the operation and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates; • ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“); • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

2Edison International | Fourth-Quarter 2024 Earnings Call Fourth Quarter Key Messages $3.33 2024 GAAP EPS $4.93 2024 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20282 Revised $5.94–6.34 2025 Core EPS Guidance1 2024 Core EPS above midpoint of guidance extends track record of delivering on guidance In January, TKM settlement approved, authorizing $1.6Bn of cost recovery for pre-AB 1054 wildfire Revised 2025 Core EPS1 guidance of $5.94–6.34 includes impact of TKM settlement 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the original 2025 EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction of 14¢ Continued confidence in delivering 5–7% Core EPS1 growth from $5.84 (2025) to $6.74–7.14 (2028)2 1 2 3 5 4 Engaged in supporting community and rebuilding stronger after southern CA wildfires. In Feb., SCE submitted update to CPUC regarding Eaton Fire

3Edison International | Fourth-Quarter 2024 Earnings Call AB 1054 (2019) SB 599 (2022) SCE Safety Certification Wildfire Insurance Fund AB 1054-Related Edison for the Record Map of SCE’s Service Area Stories and Videos on SCE’s Wildfire Mitigation Efforts and PSPS Energized by Edison Wildfire Mitigation Newsletter Other Useful Links and Resources1 Weather Stations Wildfire Cameras PSPS Information PSPS Decision Making Role of Weather in PSPS SCE Wildfire Safety Webpage Wildfire Mitigation Plan & Related Documents Vegetation Management Southern California Wildfires Document Library (including ESIRs and Section 315 letters) Situational Awareness Wildfire Mitigation 1. This page contains links to third-party websites, provided for the convenience of investors. Direct links to documents and information issued by third parties are provided on this page should not be construed as an endorsement or adoption of or an agreement with such content by Edison International or SCE. Third-party content is the responsibility of the third-party, and Edison International and SCE disclaim all liability for any statements made in such third-party content

4Edison International | Fourth-Quarter 2024 Earnings Call California has a comprehensive wildfire risk reduction profile, benefiting customers and investors Suppression CAL FIRE Budget: Doubled since 2017-18 CAL FIRE Staffing: >80% increase since 2017-18 CAL FIRE’s fleet is the largest civil aerial firefighting fleet in the world Legislation AB 1054 passed in July 2019 Codified prudent manager standard Created $21 billion wildfire insurance fund Regulation Wildfire Mitigation Plan Safety Certification Substantial approved funding for wildfire mitigation

AB 1054 provides a clear regulatory construct for determining wildfire liability and cost recovery

Safety certification process

Annual process requires approved wildfire mitigation plan

Assumes utility prudency

Standard codified into statute and survives even if wildfire fund is depleted

Established ~$21 billion wildfire fund

Provides liquidity to pay claims above $1 billion insurance

Caps liability to reimburse wildfire fund

SCE's current liability cap is ~$4 billion

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Fourth-Quarter Earnings Summary

	Q4 2024	Q4 2023	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 1.11	$ 1.16	$ (0.05)
EIX Parent & Other	(0.23)	(0.17)	(0.06)
Basic EPS	**$ 0.88**	**$ 0.99**	**$ (0.11)**
Less: Non-core Items[1]			
SCE	$ (0.17)	$ (0.29)	$ 0.12
EIX Parent & Other	—	—	—
Total Non-core Items	**$ (0.17)**	**$ (0.29)**	**$ 0.12**
Core Earnings Per Share (EPS)			
SCE	$ 1.28	$ 1.45	$ (0.17)
EIX Parent & Other	(0.23)	(0.17)	(0.06)
Core EPS	**$ 1.05**	**$ 1.28**	**$ (0.23)**

Key SCE EPS Drivers[2]	
Higher revenue	$ 0.33
Higher O&M	(0.27)
Higher depreciation	(0.07)
Lower property and other taxes	0.01
Impairment, net of other operating income	(0.01)
Higher interest expense	(0.03)
Lower other income	(0.07)
Income taxes	(0.02)
Div on preference stock	(0.03)
Results prior to impact from share dilution	$ (0.16)
Impact from share dilution	(0.01)
Total core drivers	$ (0.17)
Non-core items[1]	0.12
Total	$ (0.05)

EIX EPS[2]	
Total core drivers	$ (0.06)
Non-core items	—
Total	$ (0.06)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 fourth quarter key EPS drivers are reported based on 2023 weighted-average share count of 383.7 million. 2024 fourth quarter weighted-average shares outstanding is 385.9 million

Note: Diluted earnings were $0.87 and $0.98 per share for the three months ended December 31, 2024 and 2023, respectively

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Full Year Earnings Summary

	2024	2023	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 4.20	$ 3.84	$ 0.36
EIX Parent & Other	(0.87)	(0.72)	(0.15)
Basic EPS	**$ 3.33**	**$ 3.12**	**$ 0.21**
Less: Non-core Items[1]			
SCE	$ (1.59)	$ (1.73)	$ 0.14
EIX Parent & Other	(0.01)	0.09	(0.10)
Total Non-core Items	**$ (1.60)**	**$ (1.64)**	**$ 0.04**
Core Earnings Per Share (EPS)			
SCE	$ 5.79	$ 5.57	$ 0.22
EIX Parent & Other	(0.86)	(0.81)	(0.05)
Core EPS	**$ 4.93**	**$ 4.76**	**$ 0.17**

Key SCE EPS Drivers[2]	
Higher revenue	$ 1.26
Higher O&M	(0.33)
Wildfire-related claims	0.01
Higher depreciation	(0.23)
Higher property and other taxes	(0.05)
Higher interest expense	(0.28)
Higher other income	0.03
Income taxes	(0.01)
Div on preference stock	(0.14)
Results prior to impact from share dilution	$ 0.26
Impact from share dilution	(0.04)
Total core drivers	$ 0.22
Non-core items[1]	0.14
Total	$ 0.36

EIX EPS[2]	
Total core drivers	$ (0.05)
Non-core items[1]	(0.10)
Total	$ (0.15)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2024 full year key EPS drivers are reported based on 2023 weighted-average share count of 383.2 million. 2024 full year weighted-average shares outstanding is 385.6 million

Note: Diluted earnings were $3.31 and $3.11 per share for the twelve months ended December 31, 2024 and 2023, respectively

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8Edison International | Fourth-Quarter 2024 Earnings Call EIX has a solid track record of delivering on Core EPS guidance over the last two decades 2024 2023 2022 2021 2020 In-line In-line In-line Exceeded In-line 2019 2017 2016 2015 2014 In-line Exceeded In-line Exceeded Exceeded 2013 2011 2010 2009 2008 Exceeded Exceeded In-line Exceeded In-line 2007 2006 2005 2004 Exceeded Exceeded Exceeded Exceeded EIX Actual Core EPS vs. Guidance Range History1    1. 2012 and 2018 not shown because Core EPS guidance was not given in those years due to GRC decision timing   + +  +++  + + + + + +

9Edison International | Fourth-Quarter 2024 Earnings Call EIX added another year of strong execution in 2024 Extended track record of delivering on full-year Core EPS guidance • 2024 Core EPS of $4.93, above the midpoint of initial guidance range1 • EIX has a solid track record of delivering on Core EPS guidance over the last two decades Continued progress in wildfire mitigation efforts • Installed over 800 miles of covered conductor, bringing total deployment to 6,400+ miles • No ignitions due to failure of covered conductor Advanced resolution of 2017/2018 Events • Reached settlement agreement for TKM cost recovery (60% of total request = $1.6 billion) (approved in January 2025) • Achieved >90% resolution of Woolsey claims and filed for cost recovery Progressed key regulatory proceedings • Received successful CEMA decision, contributing 14¢ EPS • Strong advocacy for funding critical investments requested in 2025 GRC Increased dividend for 21st consecutive year • Raised dividend 6.1%, reflecting confidence and commitment to achieving long-term EPS growth target 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix     

2025 Key Regulatory, Operational, and Financial Focus Areas

Operational

- **Build back stronger** — infrastructure restoration related to January 2025 wildfires
- **Wildfire mitigation work** — nearing 90% completion of planned hardening
- **Continue track record of operational excellence** — drive toward long-term objectives across safety, reliability, customer satisfaction, and affordability

Regulatory

- **2025 GRC** — achieve constructive final decision
- **File NextGen ERP application** — ~$1 billion capital program
- **Woolsey cost recovery proceeding** — continue progress toward resolution
- **2026–2028 Cost of Capital** — strong advocacy for fair and reasonable rates of return
- **WMCE final decision** — achieve constructive final decision

Financial

- **Another year of solid execution** — Deliver on Core EPS[1] guidance
- **Deliver on prior commitments** — 5–7% Core EPS growth 2021–2025. Reaffirm 5–7% Core EPS[1] growth from $5.84 (2025) to $6.74–7.14 (2028)[2]

1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. Compound annual growth rate (CAGR) based on the midpoint of the original 2025 EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction of 14¢

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11Edison International | Fourth-Quarter 2024 Earnings Call 5.2 5.4 6.7 7.2 7.2 7.0 0.2 0.3 0.8 0.9 1.0 0.7 $5.4 $5.7 $7.5 $8.1 $8.2 $7.7 2023 2024 2025 2026 2027 2028 Capital deployment expected to increase in 2025–20281 Range Case2 (Recorded) (Recorded) $6.6 $6.8 $6.8 $6.4 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside CPUC FERC Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP (~$1bn; est. filing 1H25) 2. Advanced Metering Infrastructure (est. filing 4Q25) 3. Other grid investments supporting restoration, reliability, resilience, and readiness 4. FERC transmission $3bn+ $2bn+ Forecast 1. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations

12Edison International | Fourth-Quarter 2024 Earnings Call Over 85% of SCE’s capital investments are in its distribution grid and essential to reliability, resiliency, and readiness objectives 30% 18% 15% 13% 11% 8% 3% 2% Infrastructure Replacement Wildfire Mitigation Load Growth & New Service Connections Inspections & Maintenance Other Distribution1 Transmission Generation Electrification >85% distribution grid SCE forecasts investing $38–43 billion from 2023 to 2028 to support SCE’s wildfire mitigation strategy and clean energy transformation in California Percentage of 2023–2028 capital plan 1. Includes utility-owned storage

13Edison International | Fourth-Quarter 2024 Earnings Call 33.6 35.4 41.8 45.3 48.7 51.8 7.6 7.4 7.6 7.7 8.1 8.8 $41.2 $42.8 $49.4 $53.0 $56.8 $60.6 2023 2024 2025 2026 2027 2028 Projected ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside CPUC FERC ~8% CAGR 2023–2028 Rate Base1, $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 (Recorded) (Recorded) $48.1 $50.4 $52.8 $55.3 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP (~$1bn; est. filing 1H25) 2. Advanced Metering Infrastructure (est. filing 4Q25) 3. Other grid investments supporting restoration, reliability, resilience, and readiness 4. FERC transmission $3bn+ $2bn+

Revised 2025 Core EPS guidance of $5.94–6.34 incorporates approved TKM settlement

Includes 44¢ (30¢ true-up + 14¢ interest reduction) from TKM settlement

2025 Core Earnings per Share Component Ranges

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.60–6.80	• CPUC ROE of 10.33% and FERC ROE 10.30% • Reflects reduction in 2025 ROE from Cost of Capital Phase 2 decision
SCE Op. Variance 1.05–1.25	• AFUDC is the largest contributor: ~40¢ • Includes ~30¢ one-time true-up for past TKM interest expense • Timing of regulatory decisions and other variances (including financing) from authorized
SCE Costs Excluded from Authorized (0.85)–(0.75)	• Primarily wildfire claims payment-related debt • Reflects reduced interest expense associated with TKM • Incorporates latest yields and spreads (sensitivity: ~0.5¢ per ±50bps change)
EIX Parent & Other (0.88)–(0.93)	• Incorporates latest yields and spreads (sensitivity: ~0.5¢ per ±50bps change)

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EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing minimal equity needs

Achievable EPS growth for 2028

Core Earnings per Share Guidance[1]



$6.74–7.14
$6.14
5–7% CAGR
(Includes 14¢ interest expense impact from TKM settlement)
$5.84
(excluding one-time TKM settlement true-up)
2025 Midpoint
2028

2025–2028 EIX consolidated financing plan[2]

$ in Billions



Dividends[3] $6–7
Capital Plan $27–32
Incremental Debt[4] $8–11
Net cash provided by operating activities $25–28
Equity ~$0.4
Uses
Sources

1. For 2025, represents the midpoint of the original 2025 Core EPS guidance range for $5.50–5.90 plus run-rate interest expense reduction of 14¢ and one-time true up for past interest expense of 30¢
2. Financing plan is subject to change. Does not incorporate TKM settlement agreement or potential cost recovery in the Woolsey cost recovery proceeding, which could materially change the financing plan
3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors
4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt

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EIX's rate base and EPS growth aligned with enabling the state's clean energy goals

5–7% Core EPS CAGR[1] 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~6% current dividend yield[2]	21 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 35% load growth by 2035 and 80% by 2045[3]

1. Compound annual growth rate (CAGR) based the midpoint of the original 2025 Core EPS guidance range of $5.50–5.90 plus run-rate interest expense reduction of 14¢
2. Based on EIX stock price on February 26, 2025
3. Relative to 2022

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ADDITIONAL INFORMATION

18Edison International | Fourth-Quarter 2024 Earnings Call AB 10541 provides a strong regulatory construct for determining wildfire liability and cost recovery Established safety certification process and additional safety oversight Under AB 1054, SCE can obtain an annual safety certification following submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until Office of Energy Infrastructure Safety acts on SCE’s request for a new safety certification Codified prudency standard and assumes utility prudency unless serious doubt created Provided a utility is “safety certified,” establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility’s control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted Established ~$21 billion Wildfire Insurance Fund to enhance liquidity Reimburses utility for eligible claims payments above $1 billion required insurance coverage2 Currently ~$12.9 billion of assets, invested ~2/3 Treasury/Agency and ~1/3 corporate securities (Avg. credit rating of AA with average duration of 3.7 years)3. Fund can securitize future contributions if necessary to capitalize the fund Caps utility liability if found imprudent (SCE 2024 cap: ~$3.9 Bn5) If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund up to cap Reimbursement capped if utility has valid safety certification.4 The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base at time of disallowance5 1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019 2. Or amount required by fund administrator, whichever is higher 3. Source: California Earthquake Authority Financial Report presented at the February 13, 2025 California Catastrophe Response Council meeting 4. And has not been found to have acted with conscious or willful disregard of the rights and safety of others 5. Excluding general plant and intangibles. SCE will calculate the Liability Cap for 2025 after a final decision in the 2025 GRC

Wildfire Insurance Fund provides liquidity for claims payments and ceiling on liability to reimburse fund

AB 1054 Wildfire Insurance Fund Mechanics[1]

IOUs contribute $10.5 billion

PG&E: $4.8Bn initial + $193MM annually through 2028
SCE: $2.4Bn initial + $95MM annually through 2028
SDG&E: $0.3Bn initial + $13MM annually through 2028

Customers contribute non-bypassable charge

Customers contribute $0.9Bn annually through 2035. May be directly contributed to Fund or used to support issuance of bonds by California DWR

Wildfire Insurance Fund

- Covers claims payments resulting from wildfires ignited on or after July 12, 2019, either (a) caused by PG&E, SCE, or SDG&E, as determined by the governmental agency responsible for determining causation, or (b) asserted to have been caused by PG&E, SCE, or SDG&E, and results in a court-approved dismissal resulting from settlement of third-party damage claims, in excess of annual utility insurance ($1 billion)[2]
- Claim-paying capacity of ~$21 billion. Fund can securitize future contributions if necessary to capitalize the fund
- Fund reimbursed if imprudent (see below right), but does not have a separate replenishment mechanism

Fund payment of "eligible claims"[2]

- Pay out claims to claimants subject to fund administrator approval
- Subrogation claims settled at ≤40% approved unless exceptional facts and circumstances; higher amounts may be approved by fund administrator

CPUC prudency determination (serious doubt standard if utility holds safety cert.)

If found imprudent, IOU reimburses Wildfire Fund up to 3-year rolling cap

- Liability cap of 20% of T&D Equity Rate Base (~$3.9Bn for SCE for 2024)[3] unless found to have acted with conscious or willful disregard of the rights and safety of others
- Liability cap lapses when fund exhausted

If found prudent, IOU does not reimburse Wildfire Fund

1. This summary is based on Edison International's interpretation of Assembly Bill 1054 (2019) and clarifications made in Senate Bill 599 (2022)
2. "Eligible claims": claims for third-party damages from covered wildfires less annual utility retention (larger of $1.0 billion or required insurance layer per fund administrator)
3. Excluding general plant and intangibles. SCE will calculate the Liability Cap for 2025 after a final decision in the 2025 GRC

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Wildfire Fund Illustrated: Eligible claims paid by Fund and IOUs reimburse up to cap only to degree found imprudent[1]

Example of Wildfire Insurance Fund operations, reimbursement, and IOU liability from a hypothetical wildfire resulting in $10 billion of paid claims

$ in Billions; Example based on SCE's 2024 Liability Cap

$10 billion cost of paid claims[2]
(Wildfire Fund reimburses utility for claims paid above IOU insurance of $1 billion)

SCE cost recovery application and CPUC review[1]
(Serious doubt standard if SCE holds safety certification)



If found **100% prudent**[1]
SCE **does not reimburse Fund** for eligible claims above annual aggregate insurance of $1 billion
1.0
9.0
$10.0
SCE's Insurance
Utility Shareholders
Wildfire Insurance Fund
1.0
3.9
5.1
$10.0
If found **100% imprudent**[1]
Liability cap for subsequent events over 3-year period reduced by amount reimbursed

1. Costs in application may be allocated for cost recovery in full or in part considering factors within and beyond utility's control, including humidity, temperature, and winds
2. Claims typically settle at a percentage of the asserted damages

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SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2025 GRC** (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Awaiting proposed decision*
Wildfire	**Woolsey Cost Recovery** (A.24-10-002)	Request recovery of $5.4 billion of costs to resolve claims associated with the Woolsey fire and $84 million of restoration costs	*Awaiting scoping memo to set procedural schedule*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$384MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; Interim rate recovery of $210 million over 17-month period approved by CPUC in July 2024	*Awaiting proposed decision*
	Wildfire Mitigation & Vegetation Management, Catastrophic Events (WMCE) (A.24-04-005)	Requesting approval of $326MM of rev. req. for incremental 2023 wildfire mitigation capex and O&M, incremental 2023 veg. management O&M, cumulative 2019–2023 incremental wildfire covered conductor program capex, storm-related costs associated with certain 2020–2022 events, and certain wildfire liability insurance premium expenses	*Opening Briefs due by March 4, 2025. Reply Briefs may be filed on or before April 1, 2025*

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22Edison International | Fourth-Quarter 2024 Earnings Call Woolsey Cost Recovery Proposed Schedule Event Parties’ Proposed Date1  Application Filed October 8, 2024  Protests and responses November 12, 2024  SCE’s reply to protests November 22, 2024  Prehearing Conference December 20, 2024 Scoping ruling issued Pending Intervenors’ prepared direct testimony June 3, 2025 Rebuttal testimony July 15, 2025 Motion for approval of settlement agreement or joint statement of stipulations & issues August 12, 2025 Status conference regarding evidentiary hearings August 26, 2025 Evidentiary Hearings September 8-12, 2025 Opening Briefs October 24, 2025 Reply Briefs November 21, 2025 Proposed Decision (PD) TBD Final Decision TBD 1. SCE, Cal Advocates, TURN, SBUA, and Wild Tree have agreed on this proposed schedule. Final schedule will be determined by the Assigned Commissioner in their scoping memorandum

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

~$4.9 billion

memo account recovery 2021–2024[1]

~$1.6 billion

securitizations of AB 1054 capex completed

~$3.2 billion

remaining recoveries through 2026

Remaining GRC and Wildfire-related Application Recoveries

$ in Millions

Approved Applications

Application / Account	Balance @ Dec. 31, '24	Recovery Through	Remaining Rate Recovery by Year 2025	2026	2027
✓ 2022 CEMA	216	Sept. '25	216	–	–
✓ 2022 WM/VM—interim rate recovery	175	Feb. '26	150	25	–
✓ 2021 WM/VM	158	May '25	158	–	–
✓ GRC Tracks 2 & 3	122	Sept. '25	122	–	–
✓ CSRP Track 1	102	Dec. '25	102	–	–
✓ Various others	306	Varies	296	10	–
Total	**1,079**		**1,044**	**35**	**–**

Pending Applications[2] *(Subject to CPUC Authorization)*

Application	Request[2,3]	Expected Amort.[2]	Expected Rate Recovery by Year[3] 2025	2026	2027
WMCE	326	12 months	82	245	–
2022 WM/VM—non-interim rate recovery	174	12 months	102	73	–
Total Rate Recovery	**500**		**184**	**318**	**–**
TKM Securitization	1,627	n/a	1,627	–	–
Total Including Securitization	**2,127**		**1,810**	**318**	**–**

1. Includes ~$1.6 billion recovered through securitization of AB 1054 capital expenditures
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval. For TKM securitization, amount reflects costs recovered upfront. Recovery in customer rates of costs to service the bonds takes place over the tenor of the debt at a fixed recovery charge rate

Note: Numbers may not add due to rounding

Edison International | Fourth-Quarter 2024 Earnings Call

Energy for What's Ahead®

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24Edison International | Fourth-Quarter 2024 Earnings Call Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1(“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex ~5¢ AFUDC Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.33%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (5.4% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.3% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Net Income (Loss) Available to Edison International, $ in Millions

	Q4 2024	Q4 2023	2024	2023
SCE	$ 429	$ 445	$ 1,619	$ 1,474
EIX Parent & Other	(89)	(67)	(335)	(277)
Basic Earnings	**$ 340**	**$ 378**	**$ 1,284**	**$ 1,197**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(8)	(74)	(493)	(634)
Wildfire Insurance Fund expense	(37)	(54)	(146)	(213)
Other Wildfire Events claims and expenses, net of recoveries	(38)	(27)	(162)	(34)
Severance costs, net of recovery	(6)	—	(50)	—
2021 NDCTP disallowance	—	—	—	(30)
Customer cancellations of certain ECS data services	—	—	—	(17)
Employment litigation matter, net of recoveries	—	—	—	10
Income tax benefit[1]	25	43	238	257
Subtotal SCE	***(64)***	***(112)***	***(613)***	***(661)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	(2)	—	(4)	42
Income tax benefit (expense)[1]	1	—	1	(9)
Subtotal EIX Parent & Other	***(1)***	**—**	***(3)***	***33***
Less: Total non-core items	**$ (65)**	**$ (112)**	**$ (616)**	**$ (628)**
SCE	493	557	2,232	2,135
EIX Parent & Other	(88)	(67)	(332)	(310)
Core Earnings	**$ 405**	**$ 490**	**$ 1,900**	**$ 1,825**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

Edison International | Fourth-Quarter 2024 Earnings Call

Energy for What's Ahead®

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Available to Edison International[1]

	Q4 2024	Q4 2023	2024	2023
Basic EPS	**$ 0.88**	**$ 0.99**	**$ 3.33**	**$ 3.12**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.02)	(0.19)	(1.28)	(1.65)
Wildfire Insurance Fund expense	(0.10)	(0.14)	(0.38)	(0.56)
Other Wildfire Events claims and expenses, net of recoveries	(0.10)	(0.07)	(0.42)	(0.09)
Severance costs, net of recovery	(0.02)	—	(0.13)	—
2021 NDCTP disallowance	—	—	—	(0.08)
Customer cancellations of certain ECS data services	—	—	—	(0.04)
Employment litigation matter, net of recoveries	—	—	—	0.03
Income tax benefit[2]	0.07	0.11	0.62	0.66
Subtotal SCE	***(0.17)***	***(0.29)***	***(1.59)***	***(1.73)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of (claims)	—	—	(0.01)	0.11
Income tax expense[2]	—	—	—	(0.02)
Subtotal EIX Parent & Other	**—**	**—**	***(0.01)***	***0.09***
Less: Total non-core items	***(0.17)***	***(0.29)***	***(1.60)***	***(1.64)***
Core EPS	**$ 1.05**	**$ 1.28**	**$ 4.93**	**$ 4.76**

1. 2024 EPS drivers are presented based on weighted-average share counts of 385.9 million and 385.6 million for Q4 and Full Year, respectively; 2023 EPS drivers are presented based on weighted-average share counts of 383.7 million and 383.2 million for Q4 and Full Year, respectively
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract are tax-effected at the federal statutory rate of 21%

Edison International | Fourth-Quarter 2024 Earnings Call

Energy for What's Ahead®

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27Edison International | Fourth-Quarter 2024 Earnings Call Low High Basic EIX EPS $5.94 $6.34 Total Non-Core Items1 – – Core EIX EPS $5.94 $6.34 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2025 EPS Available to Edison International

28Edison International | Fourth-Quarter 2024 Earnings Call Use of Non-GAAP Financial Measures EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (loss) internally for financial planning and for analysis of performance. Core earnings (loss) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (loss) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (loss) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation.